INTERIM INVESTMENT MANAGEMENT
AGREEMENT
INVESTMENT MANAGEMENT AGREEMENT
made this 12th day of October, 2010,
by and between FIRST TRUST EXCHANGE
TRADED FUND II, a Massachusetts
business trust (the Company),
and FIRST TRUST ADVISORS L.P.,
an Illinois limited partnership
(the Adviser).
WHEREAS, the Company is registered
under the Investment Company Act
of 1940, as amended (1940 Act), as an
open end management investment company;
WHEREAS, the Company is authorized
to issue shares in separate series,
with each such series representing
interests in a separate portfolio
of securities and other assets;
WHEREAS, the Company has offered
shares in the series set forth
on Schedule A attached hereto
(each such series being herein
referred to as a Fund, and collectively
as the Funds);
WHEREAS, the Company has retained
the Adviser as investment adviser,
to furnish certain investment
advisory and portfolio management
services to the Company with respect
to each Fund pursuant to an Investment
Management Agreement (the Management Agreement);

WHEREAS, effective this date,
James A. Bowen, the President of the
Adviser, has acquired all the common
stock of The Charger Corporation, the
general partner to the Adviser
(the Transaction);
WHEREAS, the Transaction operates
as an assignment of the Management
Agreement and therefore the Management
Agreement terminates pursuant to
Section 11 thereof;
WHEREAS, the Company desires to continue to retain the Adviser to furnish certain investment advisory and portfolio management services for each Fund; and WHEREAS, the Company and the Adviser desire to enter into this agreement
(the Agreement) pursuant to Rule 15a-4
under the 1940 Act, under which the
Adviser will furnish certain investment
advisory and portfolio management
services for each Fund upon the terms
and conditions hereafter set forth
WITNESSETH
NOW, THEREFORE, in consideration of
the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows
1.The Company hereby engages the Adviser to act as the investment adviser for, and to manage the investment and reinvestment of the assets of, each Fund in accordance with each Funds investment objective and policies and limitations, and to administer each Funds affairs to the extent requested by and subject to the supervision of the Board of Trustees of the Company for the period and upon the terms herein set forth. The investment of each Funds assets shall be subject to the Funds policies, restrictions and limitations with respect to securities investments as set forth in the Funds then current registration statement under the l940 Act, and all applicable laws and the regulations of the Securities and Exchange Commission relating to the management of registered open-end management investment companies.
The Adviser accepts such employment
and agrees during such period to render
such services, to furnish office
facilities and equipment and clerical,
bookkeeping and administrative services
(other than such services, if any,
provided by the Funds transfer agent,
administrator or other service providers) for the Funds, to permit any of its officers or employees to serve without compensation as trustees or officers of the Company if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided.
The Adviser shall at its own expense
furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. In the event that the Adviser pays or assumes any expenses of a Fund not required to be paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or similar expense in the future; provided, that nothing contained herein shall be deemed to relieve the Adviser of any obligation to a Fund under any separate agreement or arrangement between the parties.
2.The Adviser shall, for all purposes
herein provided, be deemed to be an
independent contractor and, unless
otherwise expressly provided or authorized, shall neither have the authority to act for nor represent the Company in any way, nor otherwise be deemed an agent of the Company.
3.For the services and facilities described in 1., each Fund will pay to the Adviser, and the Adviser agrees to accept as full compensation therefor, an investment management fee equal to the annual rate of each Funds average daily net assets as set forth on Schedule A, subject to the following. The compensation accrued hereunder will be held in an interest-bearing escrow account with the Funds custodian or another bank
(as defined in the 1940 Act) designated
by the Company. If a new investment
management agreement (the New Management
Agreement) with the Adviser on behalf
of the respective Fund is approved
by the vote of a majority of the outstanding voting securities of such Fund by the end of the 150-day term of this Agreement, the amount in the escrow account
(including the interest earned) will
be paid to the Adviser.  If a majority
of the outstanding voting securities
of the applicable Fund does not approve
the New Management Agreement with the
Adviser on behalf of such Fund within
the 150-day period, the Adviser will
be paid, out of the escrow account,
the lesser of: (i) any costs incurred
by the Adviser in performing the
agreement for that Fund (plus interest
earned on that amount while in escrow);
or (ii) the total amount in the escrow
account for that Fund
(plus interest earned).
For the month and year in which this
Agreement becomes effective, or
terminates, there shall be an
appropriate proration on the basis
of the number of days that the
Agreement shall have been in effect
during the month and year,
respectively.  The services of the
Adviser to the Company under this
Agreement are not to be deemed
exclusive, and the Adviser shall
be free to render similar services
or other services to others so long
as its services hereunder are not
impaired thereby.
4.The Adviser shall arrange for
suitably qualified officers or
employees of the Adviser to serve,
without compensation from the Company,
as trustees, officers or agents of
the Company, if duly elected or
appointed to such positions, and
subject to their individual consent
and to any limitations imposed by law.
5.For purposes of this Agreement,
brokerage commissions paid by a Fund
upon the purchase or sale of a Funds
portfolio securities shall be
considered a cost of securities
of the Fund and shall be
paid by the Fund.
6.The Adviser is authorized to
select the brokers or dealers that
will execute the purchases and
sales of a Funds securities on
behalf of the Fund, and is directed
to use its commercially reasonable
efforts to obtain best execution,
which includes most favorable net
results and execution of the Funds
orders, taking into account all
appropriate factors, including price,
dealer spread or commission, size
and difficulty of the transaction
and research or other services
provided.  Subject to approval
by the Companys Board of Trustees
and to the extent permitted by and
in conformance with applicable law
including Rule
17e-1 of the 1940 Act,
the Adviser may select brokers or
dealers affiliated with the Adviser.
It is understood that the Adviser
will not be deemed to have acted
unlawfully, or to have breached
a fiduciary duty to the Company,
or be in breach of any obligation
owing to the Company under this
Agreement, or otherwise, solely
by reason of its having caused
the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisers overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.
In addition, the Adviser may,
to the extent permitted by applicable
law, aggregate purchase and sale
orders of securities with similar
orders being made simultaneously
for other accounts managed by the
Adviser or its affiliates, if in
the Advisers reasonable judgment
such aggregation shall result
in an overall economic benefit
to a Fund, taking into consideration
the selling or purchase price,
brokerage commissions and other
expenses.  In the event that
a purchase or sale of an asset
of a Fund occurs as part of any
aggregate sale or purchase orders,
the objective of the Adviser
and any of its affiliates involved
in such transaction shall be to
allocate the securities so purchased
or sold, as well as expenses
incurred in the transaction, among
the Fund and other accounts
in an equitable manner.  Nevertheless,
each Fund acknowledges that under some
circumstances, such allocation may
adversely affect the Fund with respect
to the price or size of the securities
positions obtainable or salable.
Whenever a Fund and one or more other
investment advisory clients of the
Adviser have available funds for
investment, investments suitable
and appropriate for each will be
allocated in a manner believed by the
Adviser to be equitable to each,
although such allocation may result
in a delay in one or more client
accounts being fully invested that
would not occur if such an allocation
were not made.  Moreover, it is
possible that due to differing
investment objectives or for other
reasons, the Adviser and its
affiliates may purchase securities
of an issuer for one client and at
approximately the same time
recommend selling or sell the same
or similar types of securities
for another client.
The Adviser will not arrange
purchases or sales of securities
between a Fund and other accounts
advised by the Adviser or its
affiliates unless such purchases
or sales are in accordance with
applicable law including Rule
17a-7 of the 1940 Act and the Companys
policies and procedures, the
Adviser determines the purchase
or sale is in the best interests
of each Fund, and the Companys
Board of Trustees have approved
these types of transactions.
To the extent a Fund seeks to adopt,
amend or eliminate any objectives,
policies, restrictions or procedures
in a manner that modifies or
restricts Advisers authority
regarding the execution of the Funds
portfolio transactions, the Fund
agrees to use reasonable commercial
efforts to consult with the Adviser
regarding the modifications or
restrictions prior to such adoption,
amendment or elimination.
The Adviser will communicate to the
officers and trustees of the
Company such information relating
to transactions for the Funds
as they may reasonably request.
In no instance will portfolio
securities be purchased by or sold
to the Adviser or any affiliated
person of either the Company or
the Adviser, except as may be
permitted under the 1940 Act.
The Adviser further agrees that it
(a)will use the same degree of
skill and care in providing such
services as it uses in providing
services to fiduciary accounts
for which it has investment
responsibilities;
(b)will conform in all material
respects to all applicable rules
and regulations of the Securities
and Exchange Commission and comply
in all material respects with all
policies and procedures adopted
by the Board of Trustees for the
Company and communicated to the
Adviser and, in addition, will
conduct its activities under
this Agreement in all material
respects in accordance with any
applicable regulations of any
governmental authority pertaining
to its nvestment advisory
activities;
(c)will report regularly to the
Board of Trustees of the Company
(generally on a quarterly basis)
and will make appropriate persons
available for the purpose of
reviewing with representatives
of the Board of Trustees on a
regular basis at reasonable
times the management of each Fund,
including, without limitation,
review of the general investment
strategies of each Fund, the
performance of each Funds
investment portfolio in relation
to relevant standard industry
indices and general conditions
affecting the marketplace and
will provide various other
reports from time to time as
reasonably requested by the
Board of Trustees of the
Company; and
(d)will prepare and maintain
such books and records with
respect to each Funds securities
and other transactions as
required under applicable law
and will prepare and furnish
the Companys Board of Trustees
such periodic and special reports
as the Board of Trustees may
reasonably request. The Adviser
further agrees that all records
which it maintains for each Fund
are the property of the Fund
and the Adviser will surrender
promptly to the Fund any such
records upon the request of
the Fund (provided, however,
that Adviser shall be permitted
to retain copies thereof); and
shall be permitted to retain
originals (with copies to the
Fund) to the extent required
under Rule 204-2 of the
Investment Advisers Act of
1940 or other applicable law.
7.Subject to applicable statutes
and regulations, it is understood
that officers, trustees, or
agents of the Company are, or
may be, interested persons
(as such term is defined in the
1940 Act and rules and
regulations thereunder) of the
Adviser as officers, directors,
agents, shareholders or otherwise,
and that the officers, directors,
shareholders and agents of the
Adviser may be interested
persons of the Company otherwise
than as trustees, officers
or agents.
8.The Adviser shall not be liable
for any loss sustained by reason
of the purchase, sale or
retention of any security,
whether or not such purchase,
sale or retention shall have
been based upon the investigation
and research made by any other
individual, firm or corporation,
if such recommendation shall
have been selected with due
care and in good faith, except
loss resulting from willful
misfeasance, bad faith, or gross
negligence on the part of the
Adviser in the performance of
its obligations and duties, or
by reason of its reckless
disregard of its obligations
and duties under this Agreement.
9.Subject to obtaining the initial
and periodic approvals required
under s.15 of the 1940 Act,
the Adviser may retain one or
more sub-advisers at the Advisers
own cost and expense for the
purpose of furnishing one
or more of the services described
in S.1 hereof with respect
to a Fund. Retention of a
sub-adviser shall in no way
reduce the responsibilities or
obligations of the Adviser under
this Agreement and the Adviser shall
be responsible to a Fund for all
acts or omissions of any sub-adviser
in connection with the performance
of the Advisers duties hereunder.
10.The Company acknowledges that
the Adviser now acts, and intends
in the future to act, as an
investment adviser to other managed
accounts and as investment adviser
or sub investment adviser to one
or more other investment companies
that are not a series of the Company.
In addition, the Company acknowledges
that the persons employed by the
Adviser to assist in the Advisers
duties under this Agreement will
not devote their full time to such
efforts.  It is also agreed that
the Adviser may use any supplemental
research obtained for the benefit
of the Company in providing investment
advice to its other investment
advisory accounts and for managing
its own accounts.
11.With respect to each Fund, this
Agreement shall become effective
on the date provided in Schedule A
for the applicable Fund (the Effective Date) and shall remain in full force for
(i) 150 days following the Effective
Date or (ii) until a vote of a
majority of the outstanding voting
securities of the respective Fund
shall approve the New Management
Agreement with the Adviser or (iii)
unless sooner terminated for the
respective Fund as hereinafter
provided, whichever occurs first.
This Agreement shall automatically
terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty by the Adviser upon sixty (60) days written notice to the other party.
The Company may terminate this Agreement on behalf of a Fund by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of the respective Fund, upon ten (10) calendar days written notice to the Adviser without payment of any penalty. This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Trustees of the Company, or by vote of a majority of the outstanding voting securities of the Company, in the event that it shall have been established by a court of competent jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the material covenants of the Adviser set forth herein. Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation, described in s.3, earned prior to such termination and for any additional period during which the Adviser serves as such for the Fund, subject to applicable law. The terms assignment and vote of the majority of outstanding voting securities shall have the same meanings set forth in the 1940 Act and the rules and regulations thereunder.
12.This Agreement may be amended or
modified only by a written instrument
executed by both parties.
13.If any provision of this Agreement
shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.
14.Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for receipt of such notice.
15.All parties hereto are expressly put
on notice of the Companys Declaration
of Trust and all amendments thereto,
a copy of which is on file with the
Secretary of the Commonwealth of
Massachusetts and the limitation of
shareholder and trustee liability
contained therein.  This Agreement is
executed on behalf of the Company
(and its Funds) by the Companys officers as officers and not individually and the obligations imposed upon the Company
(and its Funds) by this Agreement are not binding upon any of the Companys Trustees, officers or shareholders individually but are binding only upon the assets and property of the applicable Fund, and persons dealing with the Company or a Fund thereof must look solely to the assets of the applicable Fund for the enforcement of any claims.
16.This Agreement shall be construed
in accordance with applicable federal
law and except as to S.15 hereof
which shall be construed in accordance
with the laws of Massachusetts) the laws of the State of Illinois.


IN WITNESS WHEREOF, the Company and the
Adviser have caused this Agreement to be executed on the day and year above written.
FIRST TRUST EXCHANGE-TRADED FUND II
By
Name
James A. Bowen
Title
President
ATTEST
Name
Mark R. Bradley
Title
Chief Financial Officer
FIRST TRUST ADVISORS L.P.
By
Name
James A. Bowen
Title
President
ATTEST
Name
Mark R. Bradley
Title
Chief Financial Officer

SCHEDULE A

FUNDS

INDEX SERIES ANNUAL RATE OF AVERAGE
DAILY NET ASSETS EFFECTIVE DATE First
Trust STOXX European Select Dividend
Index Fund 0.40% 10/12/2010 First Trust
FTSE EPRA/NAREIT Developed Markets Real
Estate Index Fund 0.40% 10/12/2010 First
Trust Dow Jones Global Select Dividend
Index Fund 0.40% 10/12/2010 First Trust
ISE Global Wind Energy Index Fund 0.40%
10/12/2010 First Trust ISE Global
Engineering and Construction Index Fund
0.40% 10/12/2010 First Trust NASDAQ Clean
Edge Smart Grid Infrastructure Index
Fund 0.40% 10/12/2010